Exhibit 99.1

Investor Relations: Bonnie Mott Verisity Ltd. 650/934-6800 bonnie@verisity.com	Media Relations: Francine Ferguson Verisity Ltd. 650/934-6800 francine@verisity.com

VERISITY ANNOUNCES FIRST QUARTER FISCAL 2003 FINANCIAL RESULTS

•	Company reports 10th sequential quarter of profitability

•	Company generates $2.2 million cash from operations

•	Release of Specman Elite Version 4.1 strengthens leading competitive position

MOUNTAIN VIEW, Calif., April 21, 2003—Verisity Ltd. (Nasdaq: VRST), the leading supplier of essential technology and methodology for functional verification, today announced financial results for the first fiscal quarter ended March 31, 2003. Revenue for the quarter was $11.7 million, a 2% increase from revenue of $11.5 million for the quarter ended March 31, 2002, and a 20% decrease from revenue of $14.6 million for the quarter ended December 31, 2002.

The Company’s net income for the quarter ended March 31, 2003 was $1.9 million, or $0.09 per diluted share, compared to net income of $2.2 million, or $0.11 per diluted share, for the quarter ended March 31, 2002 and net income of $4.0 million, or $0.19 per diluted share, for the quarter ended December 31, 2002.

“We are pleased with our financial results for the quarter in what continues to be a challenging global economic environment. While customers continued to scrutinize their product plans and struggle with budget priorities, the need for functional verification tools remained essential for those customers with increasingly complex designs,” said Moshe Gavrielov, Chief Executive Officer of Verisity.

“Verisity is committed to extending our market leading position in functional verification. Last month we announced the latest version of our Specman Elite testbench automation solution, our flagship product that provides the most powerful capabilities for automating verification,” added Gavrielov. “In addition, we announced seven new e Verification Components providing customers with reusable verification components for standard interfaces. e Verification Components reduce the time it takes to develop a verification environment and increases the productivity of the engineering teams, both critical elements in a cost conscious environment.”

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. We do not plan to update, confirm or change this guidance until our next earnings conference call except by press release in the case of material events.

•	Revenue in the second quarter of 2003 is expected to be approximately $12.5 to $13.0 million

•	Earnings per fully diluted share in the second quarter of 2003 is expected to be approximately $0.09 to $0.10

•	Revenue for fiscal 2003 is expected to be between $55 and $57 million

•	Earnings per fully diluted share for fiscal 2003 is expected to be between $0.45 and $0.50

Verisity’s earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://www.verisity.com. Following the conclusion of the webcast, a replay will be available via Verisity’s web site at http://www.verisity.com through April 28, 2003. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific Time on April 21, 2003 through April 28, 2003. To listen to a replay, call (719) 457-0820, access code 694379. The Company plans to include a business outlook in the conference call.

About Verisity

Verisity, Ltd. (Nasdaq: VRST), is the leading supplier of essential technology and methodology for the functional verification market. The company addresses customers’ critical business issues with its market-leading software and intellectual property (IP) that effectively and efficiently verify the design of electronic systems and complex integrated circuits for the communications, computing, and consumer electronics global markets. Verisity’s flagship verification solution, Specman Elite™, automates manual processes and detects critical flaws in hardware designs enabling delivery of the highest quality products and accelerating time to market. The company’s strong market presence is driven by its proven technology, methodology, and solid strategic partnerships and programs. Verisity’s customer list includes leading companies in all strategic technology sectors. Verisity is a global organization with offices throughout Asia, Europe, Israel, and North America. Verisity’s principal executive offices are located in Mountain View, California, with its principal research and development offices located in Rosh Ha’ain, Israel. For more information, visit www.verisity.com.

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Forward-Looking Statements

To the extent statements contained herein are not purely historical, they are forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission. Words such as “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements represent only management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results or performance to differ materially from those described in the forward-looking statements. In particular, these include the Company’s ability to accurately forecast the company’s short term and long term operating performance, predict customer demand due to the continued economic and geopolitical uncertainty and the related affects on customers’ budgets, maintain market leadership position, and predict the timing of significant orders. Verisity Ltd. is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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Verisity and Specman Elite are either registered trademarks or trademarks of Verisity Design, Inc. in the United States and/or other jurisdictions. All other trademarks are the property of their respective holders.

VERISITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
	(unaudited)
Revenue:
License	$6,966	$6,685
Maintenance	4,504	4,214
Other Services	227	580

Total revenue	11,697	11,479

Total cost of revenue	698	768

Gross profit	10,999	10,711

Operating expenses:
Research and development	2,599	2,288
Sales and marketing	5,172	4,719
General and administrative	1,390	1,219
Stock-based compensation	(34)	149

Total operating expenses	9,127	8,375

Income from operations	1,872	2,336
Other income, net	167	208

Income before income taxes	2,039	2,544
Provision for income taxes	162	305

Net income	$1,877	$2,239

Basic earnings per share:
Basic net income per ordinary share	$0.10	$0.12

Shares used in per share calculation	19,619	18,576

Diluted earnings per share:
Diluted net income per ordinary share	$0.09	$0.11

Shares used in per share calculation	21,047	21,217

VERISITY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002 (1)
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$81,608	$79,509
Accounts receivable	5,677	11,963
Other current assets	3,059	2,173

Total current assets	90,344	93,645

Property and equipment, net	2,290	2,277
Other assets	457	495

Total assets	$93,091	$96,417

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable and accrued liabilities	$10,176	$10,665
Deferred revenue	23,703	26,861
Current portion of long-term debt	8	9

Total current liabilities	33,887	37,535

Long-term liabilities	425	533
Long-term portion of deferred revenue	4,620	5,900
Shareholders’ equity:
Share Capital	56,244	56,411
Accumulated deficit	(2,085)	(3,962)

Total shareholders’ equity	54,159	52,449

Total liabilities and shareholders’ equity	$93,091	$96,417

(1)	Derived from audited financial statements as at December 31, 2002.

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